UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 14, 2006
Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5700 Tennyson Parkway
Suite 100
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 801-1100
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 14, 2006, Rent-A-Center, Inc. (the “Company”) entered into separate Loyalty and Confidentiality Agreements with certain of the Company’s officers, including the Company’s named executive officers (determined by reference to the Company’s proxy statement dated April 11, 2005, other than Dana F. Goble and Anthony M. Doll, who were named executive officers described in such proxy statement, but who each resigned from the Company on January 4, 2006) (collectively, the "Officers”). The Loyalty and Confidentiality Agreements were entered into in connection with the Officers’ receipt of the long-term incentive awards under the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan as disclosed by the Company in the Form 8-K filed with the Securities and Exchange Commission on February 6, 2006.
     Pursuant to the Loyalty and Confidentiality Agreements, each Officer is prohibited from (i) competing with the Company with respect to the Company’s lines of business while employed by the Company; (ii) disclosing or using confidential information in an unauthorized manner; (iii) soliciting or interfering with the Company’s employees and customers during the term of his or her employment and for a period of two years after his or her termination and (iv) competing with the Company in certain geographic areas during his or her employment with the Company and for a period of two years after his or her termination.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RENT-A-CENTER, INC.

Date: February 17, 2006	By:	/s/ Mitchell E. Fadel

Name: Mitchell E. Fadel
Title: President and Chief Operating Officer